EXHIBIT 99.(T3)(B23)

Company number
6874440

THE COMPANIES ACT 1985 AND
THE COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

MIG AVIATION (UK) LIMITED

1	The Company’s name is MIG Aviation (UK) Limited[1]

2	The Company’s registered office is to be situated in England and Wales

3	The Company’s objects are

(a)	to carry on business as a general commercial company,

(b)	to carry on any trade or business whatsoever,

(c)	to do all such things as are, in the opinion of the directors, incidental or conducive to the carrying on of any trade or business by it,

(d)	to do all such things as the directors consider to be desirable or for the benefit of the Company,

(e)	to borrow or raise money by any method and to obtain any form of credit or finance,

(f)	to secure the payment of any moneys, the discharge of any liabilities and the observance or performance of any kind of obligations by the Company by any charge over the whole or any part of the undertaking or assets of the Company,

(g)	to guarantee in any manner, or to enter into any indemnity or other arrangement in relation to, the discharge of any liabilities or the observance or performance of any kind of obligations of any person and to secure any such guarantee, indemnity or arrangement or the discharge of any liabilities or the performance of any such obligations by any charge over the whole or any part of the undertaking or assets of the Company,

(h)	to give any financial assistance that may lawfully be given in connection with the acquisition of shares in the Company or any other company,

(i)	to dispose of all or any part of the undertaking, assets and liabilities of the Company,

1 The Company was incorporated with the name Alnery No 2860 Limited and changed its name to its present name on 1 July 2009

(j)	to provide or arrange for pensions, lump sum payments, gratuities, life, health, accident and other insurances and other benefits (pecuniary or otherwise) of every kind to or for the benefit of any individuals who are or have been directors of, or employed by, or who provide or have provided services to or for, the Company or any body corporate which is or has been a subsidiary, holding company or fellow subsidiary of the Company or otherwise connected with the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary or connected company and to or for the benefit of the present or former spouses, children and other relatives and dependants of such individuals and others who have or formerly had with any such individuals any relationship of such a kind as the directors may approve, and for those purposes to establish or participate in any fund or scheme, to effect or contribute to any form of insurance and to enter into any other arrangements of any kind which the directors may approve,

(k)	to support and subscribe to any institution or association which may be for the benefit of the Company or its directors or employees or connected with any town or place where the Company carries on business, and to support and subscribe to any charitable or public object whatsoever and to make donations to bodies, associations or causes with political objects,

(l)	to act as trustee, personal representative, director or agent of any kind and for any purpose,

(m)	to exercise any power of the Company for any consideration of any kind or for no consideration,

and it is declared that

(i)	this clause shall be interpreted in the widest and most general manner and without regard to the eusdem generis rule or any other restrictive principle of interpretation,

(ii)	each of the above subclauses shall, unless it expressly provides to the contrary, be deemed to set out a separate, distinct and independent object of the Company and not a power ancillary or incidental to the objects set out in any other subclause,

(iii)	subclauses 3(b) to (m) are without prejudice to the generality of the objects and powers conferred by subclause 3(a) and no subclause shall be in any way limited or restricted by reference to or inference from any other subclause,

(iv)	in this clause

(A)	assets includes property, rights and interests of every description, whether present or future, actual or contingent and wherever situate and, in the case of the Company, its uncalled capital,

(B)	charge includes any mortgage, pledge, lien or other form of security,

(C)	dispose of, in relation to an asset, includes selling or transferring it or surrendering or extinguishing it, and also creating or granting it or any interest or right out of or in respect of it,

(D)	liabilities includes debts and obligations of every description, whether present or future, actual or contingent, and

(E)	person includes any partnership or other body of persons, whether corporate or unincorporate, and any country, territory, public authority and international organisation

4	The liability of each member is limited

5.	[Deleted][2]

2 This clause was revoked by a written special resolution passed on 7 12 2011

I, the subscriber to this memorandum of association, wish to form a company pursuant to this memorandum, and I agree to take the number of shares shown opposite my name

Name and address of Subscriber	Number of shares taken by subscriber

For and on behalf of Alnery Incorporations No 1 Limited One Bishops Square LONDON E1 6AD	One Ordinary Share

Total shares taken	1

Dated 08/04/2009